Exhibit 99.2


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                                                  PricewaterhouseCoopers LLP
                                                  230 North Elm Street
                                                  Suite 1700
                                                  Greensboro NC 27401
                                                  Telephone (910) 691 1000
                                                  Facsimile (910) 691 1140
                                                  Direct phone (336) 691-5116
                                                  Direct fax (336) 691-1140



                         Independent Accountant's Report
                         -------------------------------


November 9, 1999

To the Board of Directors
of Oakwood Acceptance Corporation

We have examined management's assertion about Oakwood Acceptance Corporation's (the "Company") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS (USAP) as of and for the year ended September 30, 1999 included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures, as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that, except for instances of noncompliance described in management's assertion, the Company complied with the aforementioned minimum servicing standards as of and for the year ended September 30, 1999 is fairly stated, in all material respects.

Instances of noncompliance which occurred during early 1999 are more fully discussed in management's assertion which is set forth in Exhibit I.


<PricewaterhouseCoopers LLP>

November 9, 1999

PricewaterhouseCoopers LLP
101 Centre Port Dr., Suite 250
Greensboro, NC 27409

Ladies and Gentlemen:

As of and for the year ended September 30, 1999, except as specifically noted in the following paragraph, Oakwood Acceptance Corporation (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP).

Prior to February 1999, the Company had not been analyzing escrow accounts on an annual basis. This instance of noncompliance has been remedied and procedural and operational enhancements have been implemented during 1999. As of November 5, 1999, approximately 90% of all escrow accounts have been analyzed.

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $5,000,000 each.


<William G. Edwards>                                 <Robert A. Smith>
-------------------------------------------------    -------------------------------------------------------------------
William G. Edwards                                   Robert A. Smith
President and CEO                                    Executive Vice President and CFO

<Douglas R. Muir>                                    <Richard D. Faulk>
-------------------------------------------------    -------------------------------------------------------------------
Douglas R. Muir                                      Richard D. Faulk
Vice President, Treasurer & Secretary                Executive Vice President, Oakwood Acceptance Corporation

<Joseph W. Fowler>                                   <Jimmy S. Griffin>
-------------------------------------------------    -------------------------------------------------------------------
Joseph W. Fowler                                     Jimmy S. Griffin
Senior Vice President                                Senior Vice President

<Derek M. Surette>                                   <Jeffrey T. Hinshaw>
-------------------------------------------------    -------------------------------------------------------------------
Derek M. Surette                                     Jeffrey T. Hinshaw
Assistant Controller                                 Assistant Treasurer